Exhibit 99.1

Verano Welcomes Maryland Medical Cannabis Patients at Prime New Location, Zen Leaf Elkridge

●	Zen Leaf Elkridge is relocating from its former home on Montevideo Road to 6000 Marshalee Drive, located less than 15 minutes from Baltimore/Washington International Thurgood Marshall Airport
●
·	Zen Leaf Elkridge features enhanced amenities, including a larger store space, additional registers and parking spaces, as well as a drive-through window
●
·	Verano’s active operations span 13 states, comprised of 107 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, August 4, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of its new Maryland location, Zen Leaf Elkridge, at 6000 Marshalee Drive on Friday, August 5 at 10 a.m., local time. Zen Leaf Elkridge is open Monday through Saturday from 10 a.m. to 8 p.m. and Sunday from 10 a.m. to 6 p.m., local time.

While guests can expect the same patient-centric, compassionate care when visiting the new Zen Leaf Elkridge location, they will find enhanced amenities including a larger store space, additional registers, and more customer parking. The location also includes a drive-through window to increase patient access. Zen Leaf Elkridge is the first medical cannabis dispensary in the city, which boasts a population of over 25,0001.

According to the Maryland Medical Cannabis Commission, there are currently over 158,000 certified medical cannabis patients in the state. Maryland medical cannabis sales are projected to potentially reach $750 million by 2026, as reported by MJBiz Factbook 2022.

“We’re excited to reopen as Zen Leaf Elkridge, a prime new location in Howard County, where our valued patients will continue to receive the same elevated quality of care,” said George Archos, Verano Founder and Chief Executive Officer. “We’re grateful for the support from the local community and excited to deepen our roots in a new location that will provide an enhanced experience for each of our existing and new patients.”

Verano currently operates medical cannabis dispensaries in Germantown, Pasadena and Towson, as well as a cultivation and processing facility in Jessup.

Zen Leaf dispensaries feature online menus for effortless browing of their extensive product selection, including the Company’s signature Verano Reserve flower, along with edibles, pre-rolls, tinctures, topicals, extracts, vapes and more. For additional convenience, customers can choose to order ahead at zenleafdispensaries.com for drive-through pickup or delivery.

1 United States Census Bureau

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 13 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s proposed restatement of the Prior Period Financials. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors discussed in the Company’s Form 10 filed on EDGAR at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

###